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Exhibit 10.1

WAIVER AND MODIFICATION WITH RESPECT TO EMPLOYMENT AGREEMENT AMENDMENTS

        WHEREAS, William J. McMorrow and Mary L. Ricks (each an "Executive") have each entered into amendments to their employment agreements (the "Amendments") with Kennedy-Wilson, Inc. ("Company"), which Amendments provide that each is contingently entitled to receipt of a bonus on April 1, 2010 (the "April 1 Bonus"), which April 1 Bonus may, under certain circumstances be paid on a later date, and receipt of a bonus on January 1, 2011 (the "January 1 Bonus"), provided that they meet the conditions to receipt of such bonuses set forth in the Amendments;

        NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Executive agrees that, while he or she shall continue to be contingently entitled to the April 1 Bonus, he or she waives and relinquishes and shall have no entitlement to the January 1 Bonus, and the Amendments are deemed amended hereby to remove any references to such January 1 Bonus.

        IN WITNESS WHEREOF, the undersigned have executed this Waiver and Modification on the dates written below.

COMPANY KENNEDY-WILSON, Inc. a Delaware corporation
/s/ KENT Y. MOUTON Kent Y. Mouton Chairman, Compensation Committee	11/18/2009 Date
EXECUTIVE
/s/ WILLIAM J. MCMORROW William J. McMorrow	11/18/2009 Date
/s/ MARY L. RICKS Mary L. Ricks	11/18/2009 Date

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  Exhibit 10.1